United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01   Other Events.

On January 25, 2019, the Company delivered a letter (the “Letter”) to ArrowMark Colorado Holdings, LLC and its affiliates (collectively, “ArrowMark”) approving its request to be permitted under the Company’s Rights Agreement dated as of February 12, 2008 to acquire beneficial ownership in excess of 4.9% of the Company’s outstanding shares of common stock. Such approval is conditioned upon, and subject to ArrowMark: (i) not increasing such beneficial ownership to in excess of 7.5% of the Company’s outstanding shares of common stock; (ii) remaining continuously eligible to report its ownership of the Company’s common stock on Schedule 13G; and (iii) increasing such beneficial ownership to in excess of 4.9% of the Company’s outstanding shares of common stock, if at all, on or before the twelve month anniversary of the date of the Letter.

Furthermore, in the event that ArrowMark reduces its beneficial ownership to below 4.9%, the approval granted pursuant to the Letter shall immediately terminate and ArrowMark would need to obtain a new approval from the Company’s Board of Directors before seeking to again increase its beneficial ownership to in excess of 4.9% of the Company’s outstanding shares of common stock.

ArrowMark has advised the Company that on January 29 and 30, 2019, ArrowMark purchased an aggregate of 1,255,800 shares of the Company’s common stock, at an aggregate purchase price of $13,594,035, of which 850,000 shares were purchased directly from Mr. Warren. B. Kanders, the Company’s Executive Chairman, and 405,800 shares were purchased in the open market. Mr. Kanders advised the Company that he sold 850,000 shares of the Company’s common stock to ArrowMark on January 29, 2019 for an aggregate price of $9,201,250, or $10.825 per share, and sold an aggregate of 550,000 shares of the Company’s common stock in the open market on January 30, 2019 for an aggregate price of $5,954,685, or $10.8267 per share. Mr. Kanders further advised the Company that as a result of the sale, his percentage of beneficial ownership in shares of the Company’s common stock is now 21.7%.

ArrowMark, based in Denver, Colorado, is a fundamental research-based investment manager with a long-term investment horizon and a focus on managing downside risk. The firm utilizes fundamental research to identify early stage growth companies with differentiated and enduring business models, strong competitive advantages, and large addressable markets. Founded in 2007, ArrowMark manages $17.3 billion in assets as of December 31, 2018.

A copy of the Letter is attached to this Current Report on Form 8-K (the “Report”) as Exhibit 99.1 and is incorporated herein by reference as if fully set forth herein. The foregoing summary description of the Letter is not intended to be complete and is qualified in its entirety by the complete text of the Letter.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following Exhibit is filed herewith as a part of this Report:

Exhibit	Description

99.1	Letter to ArrowMark Colorado Holdings, LLC dated January 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2019

CLARUS CORPORATION

By:	/s/ Aaron J. Kuehne
Name:	Aaron J. Kuehne
Title:	Chief Financial Officer and Chief Administrative Officer